EXHIBIT 32

SECTION 1350 CERTIFICATIONS

Each of the undersigned officers of the Company certifies that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)	The Quarterly Report on Form 10-Q of the Company for the period ended December 29, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: February 7, 2013	/s/ Peter J. Burlage
Peter J. Burlage
President and Chief Executive Officer

/s/ Ronald L. McCrummen

Ronald L. McCrummen
Executive Vice President and Chief Financial Officer

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.